As filed with the Securities and Exchange Commission on April 20, 2005

Registration No. 333-82847_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

ANGELICA CORPORATION
(Exact name of registrant as specified in its charter)

MISSOURI	424 South Woods Mill Road	43-0905260
(State or other jurisdiction of	Chesterfield, Missouri 63017-3406	(I.R.S. Employer
incorporation or organization)	(314) 854-3800	Identification No.)
(Address of Principal Executive Offices)

ANGELICA CORPORATION 1999 PERFORMANCE PLAN
(Full title of the plan)

STEVEN L. FREY
Vice-President, General Counsel and Secretary
Angelica Corporation
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(314) 854-3800
(Name, address and telephone numbers,
including area code, of agent for service)

Copy to:
ROBERT M. LAROSE, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Angelica Corporation Common Stock, $1.00 par value (1)	350,000(2)	$27.54	$9,639,000	$1,134.51

(1)	Includes one attached Preferred Share Purchase Right per share.

(2)	Represents 350,000 shares added to the Angelica Corporation 1999 Performance Plan, as amended. The amended plan was approved at the Registrant’s 2004 annual meeting of shareholders held on May 25, 2004.

(3)	Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon a price of $27.54 per share, being the average of the high and low sale per share prices of common stock, $1.00 par value, of the Registrant as reported on the New York Stock Exchange on April 18, 2005.

EXPLANATORY NOTE

ANGELICA CORPORATION 1999 PERFORMANCE PLAN

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Angelica Corporation (the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional three hundred fifty thousand (350,000) shares of the Registrant’s common stock, $1.00 par value per share (“Common Stock”), and attached Preferred Share Purchase Rights, to be issued pursuant to the Angelica Corporation 1999 Performance Plan (the “Plan”). The contents of the Registration Statement on Form S-8 (File No. 333-82847), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 14, 1999 under which five hundred thousand (500,000) shares of Common Stock were registered for issuance under the Plan are incorporated herein by reference.

The board of directors of the Registrant amended and restated the Plan on January 27, 2004, and such amendment and restatement was approved by the Registrant’s stockholders on May 25, 2004. In addition to reserving an additional three hundred fifty thousand (350,000) shares of the Registrant’s Common Stock for issuance under the Plan, this amendment and restatement of the Plan authorized the issuance of stock units to Plan participants. The Plan, as amended and restated, is attached as Appendix B to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-05674), filed by the Registrant with the Commission on April 23, 2004, and is hereby incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index on page 5 hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 12, 2005.

ANGELICA CORPORATION

By /s/ Stephen M. O’Hara
Stephen M. O’Hara
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen M. O’Hara and James W. Shaffer, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 with respect to the Angelica Corporation 1999 Performance Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen M. O’Hara Stephen M. O’Hara	President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2005
/s/ James W. Shaffer James W. Shaffer	Vice President and Chief Financial Officer (Principal Financial Officer)	April 12, 2005

Signature	Title	Date
/s/ Richard M. Fiorillo Richard M. Fiorillo	Chief Accounting Officer (Principal Accounting Officer)	April 12, 2005
/s/ Don W. Hubble Don W. Hubble	Director	April 12, 2005
/s/ Ronald J. Kruszewski Ronald J. Kruszewski	Director	April 12, 2005
/s/ Susan S. Elliott Susan S. Elliott	Director	April 12, 2005
/s/ Charles W. Mueller Charles W. Mueller	Director	April 12, 2005
/s/ William A. Peck William A. Peck	Director	April 12, 2005
/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director	April 12, 2005

EXHIBIT INDEX

Exhibit No.
4.1

Restated Articles of Incorporation of the Registrant, as currently in effect. Filed as Exhibit 3.1 to the Registrant’s Form 10-K (File No. 001-05674) for the fiscal year ended January 26, 1991, and incorporated herein by reference.

4.2

By-Laws of the Registrant, as last amended January 27, 2004. Filed as Exhibit 3.2 to the Registrant’s Form 10-K (File No. 001-05674) for the fiscal year ended January 31, 2004, and incorporated herein by reference.

4.3	Shareholder Rights Plan dated August 25, 1998. Filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-05674) on August 28, 1998, and incorporated herein by reference.
5.1	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche, LLP.
23.2	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page hereto).
99.1

Angelica Corporation 1999 Performance Plan, attached as Appendix B to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-05674), filed by the Registrant with the Commission on April 23, 2004, and incorporated herein by reference.